Analytical Surveys, Inc.

                                1935 Jamboree Drive
                          Colorado Springs, Colorado  80920
                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 February 20, 1996
            Notice is hereby given that an Annual Meeting of Shareholders of Analytical Surveys, Inc. ("Company" or
            "ASI"), a Colorado corporation, will be held on February 20, 1996 at 3:30 p.m. MST at the Marriott Hotel,
            5580 Tech Center Drive, Colorado Springs, Colorado, for the following purposes:
                 1. To elect six Directors to serve, subject to the provisions of the By-laws, until the next
                      Annual Meeting of the Shareholders and until the election and qualification of their respective successors; and
                 2. To ratify the selection of KPMG Peat Marwick LLP as the independent public accountants for the Company for the year ending September 30, 1996; and
                 3.   To ratify the 1995 Non-Qualified Stock Option
                      Plan and
                 4.   To act upon such other business as may
                      properly come before the meeting or any
                      adjournment or postponement thereof.

            The Company's Board of Directors has fixed the close of business on January 4, 1996 as the record date for determining those shareholders who will be entitled to vote at the meeting.

            Representation of at least a majority of all outstanding shares of Common Stock of the Company is required to constitute a quorum. Accordingly, it is important that your stock be represented at the meeting.

            A Proxy statement explaining the matters to be acted upon at the meeting is enclosed. Also enclosed is a copy of the Annual Report of the Company for the fiscal year ended September 30, 1995.

            Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope. Your proxy may be revoked at any time prior to the time it is voted.

                                     By Order of the Board of Directors

                                     /s/ Scott C. Benger
                                     Secretary/Treasurer

            January 8, 1996

                              Analytical Surveys, Inc.
                                1935 Jamboree Drive
                          Colorado Springs, Colorado  80920
                                   PROXY STATEMENT
                           Annual Meeting of Shareholders
                           to be held on February 20, 1996
            This Proxy Statement is submitted with the Notice of the Annual Meeting of Shareholders of Analytical Surveys, Inc. ("Company" or "ASI") to be held on February 20, 1996 at 3:30 p.m. MST at the Marriott Hotel, 5580 Tech Center Drive, Colorado Springs, Colorado.

            The specific purposes to be considered and acted upon at the Annual Meeting are summarized as follows:

                 1. To elect six Directors to serve, subject to the provisions of the By-laws, until the next Annual Meeting of the Shareholders and until the election and qualification of their respective successors; and

                 2.   To ratify the selection of KPMG Peat
                      Marwick LLP as the independent public
                      accountants for the Company for the year ending September 30, 1996 and

                 3.   To ratify the 1995 Non-Qualified Stock Option
                      Plan and

                 4.   To act upon such other business as may
                      properly come before the meeting or any
                      adjournment or postponement thereof.

            Each of the foregoing proposals is described in more detail in subsequent sections of this Proxy Statement.

                               Solicitation of Proxies

            The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company.

            The Proxy Statement and the proxies solicited hereby are being first sent or delivered to shareholders of the Company on or about January 8, 1996.
            Subject to the conditions hereinafter set forth, the shares represented by each Proxy executed in the accompanying form of Proxy will be voted at the Annual Meeting in accordance with the instructions therein. The Proxy will be voted for management's nominees for Directors and for each other proposal therein specified, unless a contrary choice is specified.

            The expenses of the solicitation of proxies for the meeting, including the cost of preparing, assembling and mailing the Notice, Proxy, Proxy Statement and return envelopes, the handling and tabulation of proxies received and charges of brokerage houses and other institutions, will be paid by the Company.

            A Proxy executed in the form enclosed may be revoked by the person signing the same at any time before the authority thereby granted is exercised by giving written notice to the Secretary of the Company, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by casting a vote at the meeting. Officers, Directors and principal shareholders of the Company are the beneficial owners of outstanding Shares of the Company. Such Officers, Directors and principal shareholders intend to vote for all proposals, which votes do not of themselves assure the ratification or approval of any of the proposals.

                   Outstanding Voting Securities and Voting Rights

            The holders of record of the Common Stock of the Company at the close of business on January 4, 1996, will be entitled to notice of, and to vote at, the meeting. Each holder of Common Stock will be entitled to one vote for each share of stock so held. There are no cumulative voting rights.

            The Company issued 230,000 shares in connection with the acquisition of the net assets of Intelligraphics, Inc. on December 22, 1995. These shares are subject to restrictions on both transfer and voting for a period of two years and are held in a voting trust. The trustees of the voting trust are the Directors of the Company. The trustees are required to vote these shares in the same proportion as all other shares voted, except in the event of certain capital transactions, such as a sale or merger of the Company, in which event the shares will be voted as directed by their beneficial owners.

            On the record date, January 4, 1996, there were 3,064,099 shares of Common Stock outstanding and entitled to vote. The presence in person or by proxy of at least 1,532,050 shares will constitute a quorum.

                    Voting Securities and Principal Shareholders

            The following tables show, as of December 31, 1995, the stock ownership of (a) all persons known by the Company to be the beneficial owner of more than five percent (5%) of the Company's common stock and (b) each nominee for election as a Director of the Company and all Officers and Directors as a group:

            (a)  Beneficial owners of more than 5% of the Company's
            Common Stock:

                             Name and Address       Shares of Stock   Percent
                Title of      of Beneficial           Beneficially       of
                 Class             Owner                 Owned         Class

              Common Stock
                            Okabena Partnership V-6,
                            a Minnesota General Partnership
                            Okabena Company, Managing
                            Partner, 4122 IDS Center
                            Minneapolis, MN   55402       184,100        6.00%

              Common Stock*
                            A. William Huelsman
                            235 West Broadway, Suite 40
                            Waukesha, Wisconsin  53186    179,200        5.85%

            * The shares beneficially owned by Mr. Huelsman are restricted shares held in the voting trust described at "Outstanding Voting Securities and Voting Rights" on the previous page.


            (b) Nominees for election as Director, and all Directors and Officers:

                                   Name            Shares of Stock    Percent
                Title of      of Beneficial          Beneficially       of
                 Class             Owner                 Owned         Class

              Common Stock   John A. Thorpe             534,949       17.46%
              Common Stock   Sidney V. Corder             5,600         *
              Common Stock   Richard P. MacLeod           1,400         *
              Common Stock   James T. Rothe               1,500         *
              Common Stock   Robert H. Keeley             3,000         *
              Common Stock   Willem H. J. Andersen            0         *

              Common Stock   All Directors and Officers
                             as a Group (8 persons)     547,849       17.88%

            *   Less than one percent (1%)


                                Board of Directors

                              Directors' Compensation

           Directors who were not also employees of the Company (the
            "outside directors") receive a retainer of $6,500 per year, paid quarterly. Directors who are also employees of the Company, do not receive any additional compensation for their service on the Board of Directors.

            The outside directors also receive stock option awards under the 1993 Non-Qualified Stock Option Plan approved by the shareholders at the February 23, 1993 Annual Meeting. Pursuant to the 1993 Plan, such outside directors are granted six thousand (6,000) options per year for the life of the plan. Mr. Andersen received 3,000 options in 1995.

                         Directors' Meetings and Committees

            During the year ended September 30, 1995, the Board of Directors met twelve times. Each Director standing for reelection was present for at least seventy-five (75%) percent of the meetings of the Board of Directors.

            The Compensation Committee is chaired by Robert H. Keeley with all of the Board's outside directors as members. The Compensation Committee met three times during 1995. The Compensation Committee does not include any employees or former or current officers of the Company. There are no "interlocking" membership between ASI's Compensation Committee and any other company's compensation committee.

            The Audit Committee is chaired by James T. Rothe with all of the Board's outside directors as members. The audit committee met once during 1995.

            There is no nominating committee of the Board.

                                Election of Directors

            The persons named below have been nominated for election as directors to serve until the next Annual Meeting of Shareholders in 1997 and until their successors are elected and qualified. All of the nominees are presently Directors of the Company. It is the intention of the persons named as proxies in the accompanying form of Proxy to vote FOR the election of the persons named below. If any such person should be unable to serve or become unavailable for any reason, or if a vacancy should occur before the election (which events are not anticipated), the Proxy will be voted for such other person or persons as shall be determined by the persons named in the Proxy in accordance with their judgment. The names of the intended nominees, their principal occupations for the past five years, the year each first became a Director, and their ages are as follows:

            John A. Thorpe: (61) Mr. Thorpe, the Chairman of the Board and Chief Technical Officer, is the founder of Analytical Surveys, Inc. He holds a Master of Science in Photogrammetric Engineering from the International Training Center for Aerial Survey in Holland, and a B.S. in Geography and Mathematics from Rhodes University in South Africa. For twelve (12) years he owned and operated Photosurveys (Pty.) Ltd., an aerial survey company in Johannesburg, South Africa. Mr. Thorpe is a Certified Photogrammetrist and has presented various technical papers on computerized mapping methods in the United States, South Africa, and Europe.

            Sidney V. Corder: (53) Mr. Corder was elected to serve as a Director of the Company on November 6, 1992 and is the President and Chief Executive Officer of the Company. Mr. Corder joined the Company in August 1990 as President and became the Chief Executive Officer in 1993. From 1979 to 1990 Mr. Corder served Cubic Corporation, most recently as President, Cubic Western Data. He holds certificates of completion from the Executive Institute at the Graduate School of Business, Stanford University and the Managerial Policy Institute, University of Southern California.

            Richard P. MacLeod: (58) Mr. MacLeod was elected to serve as a Director of the Company on December 17, 1987. Mr. MacLeod is President of the United States Space Foundation. Mr. MacLeod received a B.A. degree in Government Studies from the University of Massachusetts. He received a Master of Arts degree in International Relations from the University of Southern California and is also a graduate of the Armed Forces Staff College, the National War College and was honored as a Distinguished Graduate of the Industrial College of the Armed Forces. During his 24 year career in the U.S. Air Force, Mr. MacLeod served in a wide variety of staff positions throughout the world His most recent assignments included Chief of Staff, North American Aerospace Defense Command, 1981-1984; and a two year assignment as the first Air Force Space Command Chief of Staff.

            James T. Rothe: (52) Dr. Rothe was elected to serve as a Director of the Company on December 17, 1987. Dr. Rothe is a Professor of Business at the College of Business and Administration, University of Colorado at Colorado Springs. He served as Dean of the College of Business and Administration, University of Colorado at Colorado Springs from 1986 to 1994. Dr. Rothe earned his B.B.A., M.B.A. and Ph.D. degrees from the University of Wisconsin-Madison. Dr. Rothe has been involved in academic and industrial activities throughout his career. From 1967 to 1979, Dr. Rothe held teaching and administrative positions at the University of Colorado and Southern Methodist University. In 1979, Dr. Rothe became the Vice President, Marketing for Pearle Vision Centers, a unit of Pearle Optical Group. From 1983 to 1986, Dr. Rothe served as President of the Texas State Optical Company, a division of Pearle Health Services, Inc. He then served as President of Pearle Vision Center and Texas State Optical Company, divisions of Pearle Health Services, Inc. Dr. Rothe has published extensively in the Marketing and Strategic Management areas, and has served as a consultant to numerous corporations throughout the United States.

            Robert H. Keeley: (54) Dr. Keeley was elected to serve as a Director of the Company on December 11, 1992. Since September 1992, Dr. Keeley has been the El Pomar Professor of Business Finance at the College of Business and Administration, University of Colorado at Colorado Springs, where he also is associated with the Colorado Institute for Technology Transfer and Implementation (CITTI). Dr. Keeley also serves on the boards of directors of Simtek Corporation and Molecular Dynamics, Inc. From 1986 to 1992 he was associate professor of industrial engineering at Stanford University. Prior to 1986 he was a venture capitalist, serving as a general partner in Hill, Keeley and Kirby (1984-1985), and as vice president and general partner in Electro-Science Management Corporation (1970-1984). Dr. Keeley earned a B.S. in Electrical Engineering at Stanford University, an M.B.A. from Harvard University and a Ph.D. Business Administration from Stanford University.

            Willem H. J. Andersen: (54) Mr. Andersen was appointed to serve as a Director of the Company on October 24, 1995. He presently is a consultant with the National Semiconductor Corporation and is a member of the board of directors of Iomega Corporation. He spent more than 15 years with various divisions of Phillips N.U. of the Netherlands, including president and chief executive officer of Laser Magnetic Storage International Company, a North American Phillips company. Mr. Andersen earned an IR degree (equivalent to a Ph.D.) in Electron Physics and Electron Optics at Technological University Delft, in Delft, The Netherlands and completed the Advanced Management Program at Harvard University.

                                  Director Retires

            William H. Hudson: (65) who has served as a director of the Company since 1987, has chosen to retire at the end of his term this year. Therefore, Mr. Hudson has not been nominated for election to the Board at this meeting.

                                 Executive Officers

            The executive officers are listed below. Mr. Thorpe and Mr. Corder are also members of the Board of Directors and their biographical information is presented above.

            Name               Position                      Officer since

            Sidney V. Corder   President and Chief Executive         1990
                               Officer

            John A. Thorpe     Chief Technical Officer               1981

            Scott C. Benger    Secretary/Treasurer and               1990
                               Sr. Vice President, Finance

            Raymond R. Mann    Sr. Vice President, Business          1992
                               Development and Contracts

            Scott C. Benger: (46) Mr. Benger joined the Company in September 1990 as controller. He became Secretary/Treasurer and Vice President, Finance in January 1991 and Senior Vice President, Finance in November 1993. Mr. Benger was a legal administrator for five years before joining the Company. Mr. Benger received a B.S. Business Administration from the University of Nebraska.

            Raymond R. Mann: (48) Mr. Mann joined the Company in
            August 1992 as Vice President, Operations. He became Senior Vice President, Business Development and Contracts in November 1993. Prior to joining the Company, Mr. Mann was a senior consultant in the Geographic Information Systems practice of an international engineering firm. Mr. Mann received a B. A. from the University of Nebraska at Omaha and a M.S. in Public Administration from Virginia Polytechnic College.

            There are no arrangements or understandings between any officer and any third parties pursuant to which the above officers were selected. There are no proceedings to which any of the Company's officers or directors is a party adverse to Analytical Surveys, Inc.

                               Executive Compensation

            The following three tables set forth the compensation paid to and information related to stock options granted to the Chief Executive Officer and the executive officers.

                           Summary Compensation Table
                                                          Long Term
                                                         Compensation
                             Annual Compensation             Awards
                                               Other Annual          All Other
            Name and                             Compens-   Stock    Compensa-
            Principal          Salary      Bonus   ation   Options(1)  tion(2)
            Position      Year   ($)        ($)      ($)      (#)       ($)

            Sidney V. Corder
            President and
            Chief Executive
            Officer       1995 141,711    69,387     (3)    135,000    6,872
                          1994 136,339    65,894     (3)     15,000    6,648
                          1993 123,846    45,500     (3)     15,000    9,030

            John A. Thorpe
            Chairman and
            Chief Technical
            Officer       1995 141,000    38,235     (3)     10,000   15,143
                          1994 140,539    39,536     (3)     15,000   15,134
                          1993 134,231    17,121     (3)     16,500   14,879

            Scott C. Benger
            Secretary/Treasurer
            and Senior Vice
            President     1995  83,308    33,985     (3)     10,000    1,666
                          1994  77,538    26,357     (3)     10,000    1,551
                          1993  71,077    13,500     (3)     10,000    1,421

            Raymond R. Mann
            Senior Vice
            President     1995  82,015    33,910     (3)     10,000    1,640
                          1994  76,038    26,000     (3)     10,000    1,521
                          1993  70,631         0     (3)     10,000    1,036

                 (1) Long term compensation consists of stock options only. There were no restricted stock nor other long term incentive plans, therefore columns for "Restricted Stock Awards" and "LTIP Payouts" are omitted.

                 (2) Other compensation includes deferred compensation accrued (Mr. Thorpe only), life insurance premiums (Mr. Corder and Mr. Thorpe) and employer's matching contributions to the 401(k) Incentive Savings Plan (all officers.)

                 (3)  Less than 10%.


                         Option Grants in Last Fiscal Year

                                         % of Total
            Name               Options  Options To All    Exercise  Expiration
                               Granted   Employees         Price      Date

            Sidney V. Corder    15,000      5%             $6.00   April 2005
            Sidney V. Corder   120,000     42%             $7.38   August 2005
            John A. Thorpe      10,000      3%              6.00   April 2005
            Scott C. Benger     10,000      3%              6.00   April 2005
            Raymond R. Mann     10,000      3%              6.00   April 2005


                     Aggregated Option Exercises in Last Fiscal Year
                              and FY-End Values

                                                                    Value of
                                                     Number of     Unexercised
                                                    Unexercised    In-the-Money
                                                     Options at     Options at
                                                     FY-end (#)     FY-end ($)
                            Shares         Value
                           Acquired       Realized  Exercisable/   Exercisable/
                Name       on Exercise (#)   ($)    Unexercisable  Unexercisable

            Sidney V. Corder    100,000     534,717
              Exercisable                               26,750     125,656
              Unexercisable                            146,250      92,344
                  Total                                173,000     218,000

            John A. Thorpe            0           0
              Exercisable                               70,025     373,791
              Unexercisable                             21,250      69,894
                  Total                                 91,275     443,685

            Scott C. Benger           0           0
              Exercisable                               26,500     142,438
              Unexercisable                             17,500      51,562
                  Total                                 44,000     194,000

            Raymond R. Mann           0           0
              Exercisable                               22,500     105,938
              Unexercisable                             17,500      51,562
                  Total                                 40,000     157,500


            Employment Contracts and Termination Agreements

            The four executive officers are employed under separate employment contracts which continue until June 26, 1996 (Thorpe and Corder) or September 20, 1997 (Benger and Mann) and are automatically renewable for successive two year periods thereafter. The agreements provide for the following termination provisions:

            Termination by employee, without cause:
            The Company may accept the employee's resignation upon receipt or the Company may require the employee to continue to perform his duties for up to six months with compensation continuing only through the period of performance.

            Termination by employer, without cause:
            The Company may terminate the employee without cause. The employee will remain on the payroll for twenty-four (24) months (Thorpe and Corder) or twelve (12) months (Benger and Mann) after such termination without cause.

            Termination by employer, for cause:
            Employer may terminate employee for cause, meaning failure by the employee to correct, cease, or otherwise alter any action or omission to act that constitutes a material and willful breach of the employment agreement likely to result in material damage to the Company, or willful gross misconduct likely to result in material damage to the Company. Upon termination for cause by the employer, employee shall not receive any termination pay or benefits beyond the date of termination (thirty calendar days after notice of termination).

            Termination by employee, for cause:
            The employee may resign his employment for cause if the employer fails to correct, cease or otherwise alter any material adverse change in the conditions of the employee's employment caused by (a) a change in ownership of the Corporation; or (b) any change in employee's title, position or the duties assigned to him by the Board of Directors unless employee consents to such change, on terms as mutually agreed. Upon termination for cause by employee, employee shall be continued on the payroll including benefits for thirty-six (36) months (Thorpe and Corder) or eighteen (18) months (Benger and Mann).

            Pursuant to Mr. Thorpe's employment contract, the Company pays one half the annual premium for a $500,000 "split dollar" life insurance policy on Mr. Thorpe, the beneficiary of which is designated by Mr. Thorpe. Pursuant to the other employment contracts, the Company pays the premium for term life insurance policies in the amounts of $250,000 plus an additional $250,000 accidental death coverage on Mr. Corder, and $100,000 plus an additional $100,000 accidental death coverage on Mr. Benger and Mr. Mann with beneficiaries designated by the respective officers.

            Mr. Thorpe and the Company have entered into a Stock Redemption Agreement which is more fully described in the notes to the financial statements contained in the Annual Report enclosed herewith. Mr. Corder, Mr. Thorpe and Mr. Benger participate in the Incentive Bonus Plan described below. Mr. Mann has been awarded bonuses by the Compensation Committee of the Board of Directors based on the performance of the Company's sales and marketing efforts.

                         Other Compensation Plans

            On September 26, 1991 the Compensation Committee of the Board of Directors adopted an Incentive Bonus Plan effective for fiscal 1992 and following years. A copy of the Incentive Bonus Plan has been included as an exhibit to ASI's Annual Report on Form 10-K for the year ended September 30, 1992 filed with the Securities and Exchange Commission.

            The Company maintains two term life insurance policies, each in the amount of $1,000,000, on its Chief Technical Officer, John A. Thorpe. The Company is the owner and the beneficiary under both policies. In addition, the Company maintains a disability buy-out insurance policy covering Mr. Thorpe. The Company is the owner and beneficiary of this policy which will pay the Company $1,000,000 should Mr. Thorpe become disabled and therefore unable to carry out his duties at the Company. All or a portion of the proceeds of the disability buy-out policy, should Mr. Thorpe become disabled, or up to $1,000,000 of the proceeds of one of the life insurance policies, in the event of Mr. Thorpe's death would be used to repurchase all or a portion of Mr. Thorpe's stock in accordance with the terms of the Stock Redemption Agreement between the Company and Mr. Thorpe dated February 14, 1989. A copy of the Stock Redemption Agreement was included with the Company's Annual Report on Form 10-K for fiscal 1989 filed with the Securities and Exchange Commission.

            In October 1988 the Board of Directors approved, and the Company adopted, a 401(k) incentive savings plan for the Company's employees. This 401(k) plan was amended and restated in May 1992 and a copy of the amended and restated plan has been included as an exhibit to ASI's Annual Report on Form 10-K for the year ended September 30, 1992 filed with the Securities and Exchange Commission.

                Compliance with Section 16(a) of the 1934 Securities
                                    Exchange Act

            The Company is not aware of any instances of late filing of reports required by Section 16(a) of the 1934 Securities Exchange Act for the year ended September 30, 1995.

             Ratification of Selection of Independent Public Accountants

            Pursuant to the By-laws of the Company, shareholders will be asked to ratify the selection of KPMG Peat Marwick LLP as independent auditors of the Company for the year ending September 30, 1996. KPMG Peat Marwick LLP has no relationship with the Company except in its capacity as the Company's auditors.

            A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate inquiries.

            The Board of Directors recommends that shareholders vote FOR ratification of KPMG Peat Marwick LLP as independent auditors of the Company for the year ending
            September 30, 1996. It is the intention of the persons named as proxies in the accompanying form of Proxy to vote for ratification of KPMG Peat Marwick LLP as independent auditors of the Company for the year ended
            September 30, 1996.

              Ratification of the 1995 Non-Qualified Stock Option Plan

            On August 22, 1995 the Board of Directors of the company adopted the 1995 Non-Qualified Stock Option Plan (the "1995 Plan") and granted all of the resulting options. The 1995 Non-Qualified Stock Option Plan was intended to advance the interests of the Company and its shareholders by encouraging and enabling selected officers, directors and key employees upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the company by Ownership of its stock. Options granted under the 1995 Plan are intended to be options which do not meet the requirements of Section 422A of the Internal Revenue Code of 1986; this is therefore a non-qualified plan. The following summary of the material terms of the 1995 Plan is qualified in its entirety by reference to the complete text of the 1995 Plan which is attached as Exhibit 1 to this Proxy Statement.

            Since the options have already been granted under the 1995 Plan, the ratification of the 1995 Plan by the shareholders is sought only so that shares issued under the Plan will be subject to the favorable treatment allowed by Rule 16(b) of the 1934 Securities Exchange Act, as amended May 1, 1991.

            For such ratification, a majority vote of the Company's Shareholders is required. In the event such a majority vote is not obtained, the 1995 Plan will still be effective, and will not be rendered void. The only effect of non-ratification will be that shares issued under the 1995 Plan will not receive the favorable treatment provided under Rule 16(b).

            The 1995 Plan shall terminate on August 22, 2005. No option may be exercised more than ten (10) years after the date the option is granted. The option price cannot be less than 100% of the fair market value of a share of stock on August 22, 1995 (which was $7.38). Options are not transferable other than by will or descent and may not be pledged or hypothecated.

            Upon termination of an optionee's employment with the Company, his option privileges shall be terminated in accordance with the terms of the Stock Option Agreement between the Company and the optionee. The granting of an option to an eligible person does not alter in any way the company's existing rights to terminate such person's employment at any time for any reason, nor does it confer upon such person any rights or privileges except as specifically provided for in the 1995 Plan.

            If an optionee dies while in the employ of the company or any subsidiary, his option privileges shall be limited to the shares which were immediately purchasable by him at the date of death and such option privileges shall expire unless exercised by his successor within one hundred eighty (180) days after the date of death.

            The Board of Directors has the right to suspend or terminate the 1995 Plan at any time, or to amend it from time to time. No option may be granted during any suspension or after termination of the 1995 Plan. No amendment, suspension, or termination of the 1995 Plan shall, without the optionee's consent, alter or impair any of the rights or obligations under the option theretofore granted to such optionee under the 1995 Plan.

            The 120,000 options under the 1995 Plan have been granted and are currently exercisable as follows:

                  Optionee               Number of          Exercise
                 (Position)               Options             Price

            Sidney, V. Corder             120,000       $7.38 per share
             (President and Chief
               Executive Officer)

            The Board of Directors recommends that stockholders vote FOR ratification of the 1995 Non-Qualified Stock Option Plan.

                                Shareholder Proposals

            Shareholder Proposals intended to be considered at the 1997 Annual Meeting of Shareholders must be received by the Secretary of the Company not later than September 15, 1996. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                    Annual Report

            THE ANNUAL REPORT FOR ANALYTICAL SURVEYS, INC., FOR THE YEAR ENDED SEPTEMBER 30, 1995, IS MAILED HEREWITH. COPIES OF THE ANNUAL REPORT AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO MAY BE OBTAINED BY REQUEST FROM SCOTT C. BENGER, SECRETARY, 1935 JAMBOREE DRIVE, COLORADO SPRINGS, COLORADO 80920.

                                    Other Matters

            Management is not aware of any matters to come before the meeting which will require the vote of Shareholders other than those matters indicated in the Notice of Shareholder Meeting and this Proxy Statement. However, if any other matter calling for Shareholder action should properly come before the meeting or any adjournments thereof, those persons named as proxies in the enclosed Proxy Form will vote thereon according to their best judgment.

                                     By Order of the Board of Directors
            January 8, 1996           /s/ Scott C. Benger
                                     Secretary/Treasurer

                                     APPENDIX 1
                                   FORM OF PROXY

            Analytical Surveys, Inc.
            1935 Jamboree Drive
            Colorado Springs, Colorado

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned hereby appoints John A. Thorpe and James T. Rothe and each of them with full power of substitution, the proxies of the undersigned to vote all shares of Common Stock of Analytical Surveys, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the Marriott Hotel, 5580 Tech Center Drive, Colorado Springs, Colorado, on February 20, 1996, at 3:30 p.m.

            Annual Meeting February 20, 1996

            1.     ELECTION OF DIRECTORS
             [ ]   FOR all nominees listed below
             (except as marked to the contrary below)

             [ ]   WITHHOLD AUTHORITY to vote for nominees listed below

            John A. Thorpe Sidney V. Corder    Richard P. MacLeod
            James T. Rothe Robert H. Keeley    Willam H. J. Andersen

            INSTRUCTION: To withhold authority for any individual nominee, strike a line through or otherwise strike the nominee's name in the list above.

            Please continue on reverse side

            2. PROPOSAL TO RATIFY THE SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1996.


             [ ]  FOR   [ ]   AGAINST   [ ]    ABSTAIN
            3. PROPOSAL TO RATIFY THE COMPANY'S 1995 NON-QUALIFIED STOCK OPTION PLAN

             [ ]  FOR   [ ]   AGAINST   [ ]    ABSTAIN

            4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

            THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

            Dated ___________, 1996    Signed _____________________
                                       Signed _____________________

            NOTE: Signature should agree with name on Stock Certificate as printed thereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing.

            PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.